Exhibit 10.1

THIS THIRD AMENDING AGREEMENT is made as of the 9th day of August, 2006

BETWEEN:

MAD CATZ, INC.

as Borrower

- and -

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

(f/k/a CONGRESS FINANCIAL CORPORATION (CENTRAL))

as Lender and U.S. Collateral Agent

WHEREAS Borrower, Lender and U.S. Collateral Agent entered into a first amended and restated loan agreement dated as of September 5, 2001 (the “Original Loan Agreement”) pursuant to which certain credit facilities were established in favour of Borrower and have amended or extended, as the case may be, the Original Loan Agreement pursuant to:

(a)	a first amending agreement dated as of June 18, 2002;

(b)	a second amending agreement dated as of January 22, 2003;

(c)	a renewal/extension letter dated July 23, 2003;

(d)	an acknowledgement letter dated September 22, 2003;

(e)	a renewal/extension letter dated July 27, 2004; and

(f)	a renewal/extension letter dated August 31, 2005

(the Original Loan Agreement together with such amendments and extensions, the “Existing Loan Agreement”);

AND WHEREAS the parties wish to enter into this agreement to amend the Existing Loan Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Existing Loan Agreement as provided herein:

Section	1 General

In this Third Amending Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Existing Loan Agreement.

Section	2 To be Read with Existing Loan Agreement

This Third Amending Agreement is an amendment to the Existing Loan Agreement. Unless the context of this Third Amending Agreement otherwise requires, the Existing Loan Agreement and this Third Amending Agreement shall be read together and shall have effect as if the provisions of the Existing Loan Agreement and this Third Amending Agreement were contained in one agreement. The term “Agreement” when used in the Existing Loan Agreement means the Existing Loan Agreement as amended by this Third Amending Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements, replacements and novations thereof from time to time.

Section	3 No Novations

Nothing in this Third Amending Agreement, nor in the Existing Loan Agreement when read together with this Third Amending Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

Section	4 Amendments to Existing Loan Agreement

(a)	Section 11.1(a) (“Term”) of the Existing Loan Agreement is hereby deleted and replaced with the following:

“(a)

This Agreement and the other Financing Agreements are effective as of the respective dates thereof set forth on the respective first pages thereof and shall continue in full force and effect for a term ending on September 25, 2003 (the “Renewal Date”) and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to the date that is one (1) year after such Renewal Date by giving Borrower notice prior to the Renewal Date. Lender and Borrower (subject to Lender’s right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are necessary to secure Lender from loss, cost, damage or expense, including legal fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in US Dollars to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Chicago time.”

Section	5 Representations and Warranties

In order to induce Lender to enter into this Third Amending Agreement, Borrower represents and warrants to Lender as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)	the representations and warranties set forth in Section 7 of the Existing Loan Agreement continue to be true and correct as of the date hereof;

(b)	the execution, delivery and performance of this Third Amending Agreement and the transactions contemplated hereunder are all within Borrower’s corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property is bound;

(c)	Borrower has duly executed and delivered this Third Amending Agreement;

(d)	This Third Amending Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable against it by Lender in accordance with its terms;

(e)	no Event of Default exists; and

(f)	Borrower is in compliance with the covenants contained in Sections 6 and 8 of the Existing Loan Agreement.

Section	6 Conditions Precedent

This Third Amending Agreement shall not be effective until each of the following conditions has been met to the satisfaction of Lender, or has been waived in writing (in whole or in part) by Lender, in its sole discretion:

(a)	Lender has received, in form and substance satisfactory to Lender, an original copy of each of the following documents:

(i)	this Third Amending Agreement executed by Borrower and the other Obligors party hereto;

(ii)	documentation in connection with corporate actions and proceedings which Lender may have requested in connection herewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

(iii)	certificate of incumbency executed by Borrower;

(iv)	all consents, waivers, acknowledgements and other agreements from third parties which Lender may deem necessary or desirable in order to give effect to the provisions or purposes of this Third Amending Agreement;

(v)	originals or copies, as determined by Lender, of such other documents and instruments as are reasonably required by Lender, including all other documents listed on any closing agenda relating to the transactions contemplated herein;

(b)	Borrower has paid all reasonable fees, expenses and disbursements, including, without limitation, legal fees, incurred by or payable to Lender in connection with this Third Amending Agreement;

(c)	all requisite corporate actions and proceedings in connection with this Third Amending Agreement shall have been completed;

(d)	no Event of Default exists; and

(e)	no material adverse change shall have occurred with respect to Borrower or any Obligor since the date of Lender’s latest field examination and no change or event shall have occurred which would have a material adverse effect on Borrower or any Obligor.

Section	7 Expenses

Borrower shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Lender in connection with the preparation, negotiation, completion, execution, delivery and review of this Third Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

Section	8 Continuance of Existing Loan Agreement and Security

The Existing Loan Agreement, as changed, altered, amended or modified by this Third Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. It is agreed and confirmed that after giving effect to this Third Amending Agreement, all security delivered by Borrower secures the payment of all of the Obligations including, without limitation, the obligations arising under the Existing Loan Agreement, as amended by the terms of this Third Amending Agreement.

Section	9 Counterparts

This Third Amending Agreement may be executed in any number of separate original or facsimile counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section	10 Governing Law

The validity, interpretation and enforcement of this Third Amending Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the parties hereto have executed this Third Amending Agreement as of the day and year first above written.

LENDER WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)		BORROWER MAD CATZ, INC.

By:	/s/ Niall Hamilton	By:	/s/ Darren Richardson
Name:	Niall Hamilton	Name:	Darren Richardson
Title:	Senior Vice President	Title:	President & CEO

Address:		Address:

141 Adelaide Street West, Suite 1500 Toronto, Ontario, M5H 3L9 Fax: (416) 364-6068		7480 Mission Valley Road, Suite 101 San Diego, California 92108 Fax No: (619) 683-9829

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the Existing Loan Agreement; and

(b)	acknowledges and confirms that such Obligor has received a copy of the Existing Loan Agreement and this Third Amending Agreement and understands the terms thereof.

Dated this 9th day of August, 2006.

FX UNLIMITED, INC.		MAD CATZ (ASIA) LIMITED

By:	/s/ Darren Richardson	By:	/s/ Darren Richardson
Name:	Darren Richardson	Name:	Darren Richardson
Title:	Director	Title:	Director

MAD CATZ INTERACTIVE, INC.		MAD CATZ INTERACTIVE ASIA LIMITED

By:	/s/ Darren Richardson	By:	/s/ Darren Richardson
Name:	Darren Richardson	Name:	Darren Richardson
Title:	Director	Title:	Director

1328158 ONTARIO INC.		MAD CATZ LIMITED

By:	/s/ Darren Richardson	By:	/s/ Darren Richardson
Name:	Darren Richardson	Name:	Darren Richardson
Title:	Director	Title:	Director

MAD CATZ EUROPE LIMITED

By:	/s/ Darren Richardson
Name:	Darren Richardson
Title:	Director